TRANSOCEAN OFFSHORE INC.

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                             SECRETARY'S CERTIFICATE

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              I, Eric B. Brown,  Secretary of Transocean Offshore Inc. (formerly known as Sonat Offshore Drilling Inc.), a Delaware corporation (the "Company"), hereby certify that attached hereto as Exhibit "A" is a true and correct copy of certain resolutions duly adopted at a meeting of the Board of Directors of the Company held on July 10, 1996, and that such resolutions have not been amended or rescinded and remain in full force and effect.

              IN WITNESS WHEREOF, I have hereunto signed my name in my capacity as Secretary of the Company this 20th day of September, 1996.


                                  /s/ Eric B. Brown
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                                  Eric B. Brown
                                  Secretary

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                                                                 Exhibit A


                  RESOLUTIONS ADOPTED BY THE BOARD OF DIRECTORS
                         OF SONAT OFFSHORE DRILLING INC.
                               ON JULY 10, 1996

          RESOLVED, that the preparation of a Registration Statement or Statements on Form S-8, including prospectuses, exhibits and other documents, to be filed with the Securities and Exchange Commission (the "Commission") for the purpose of registering under the Securities Act of 1933, as amended, the offer and sale of 1,000,000 additional shares of common stock of the Company and related Share Purchase Rights pursuant to the Long-Term Incentive Plan be and hereby is in all respects approved; that the directors and officers of the Company, and each of them, be and hereby are authorized to sign and execute on their own behalf, or in the name and on behalf of the Company, or both, as the case may be, such Registration Statement or Statements; and that the officers of the Company, and each of them, be and hereby are authorized to cause such Registration Statement or Statements, so executed, to be filed with the Commission; and

          FURTHER RESOLVED, that the directors and officers of the Company, and each of them, be and hereby are authorized to sign and execute on their own behalf, or in the name and on behalf of the Company, or both, as the case may be, any and all amendments (including post-effective amendments) to such Registration Statement or Statements, including amendments to the prospectuses and amendments providing for the addition or amendment of exhibits and other documents relating thereto or required by law or regulation in connection therewith, all in such form as such directors and officers may deem necessary, appropriate or desirable upon the advice of counsel, as conclusively evidenced by their execution thereof; and that the officers of the Company, and each of them, be and hereby are authorized to cause such amendment or amendments, so executed, to be filed with the Commission; and

          FURTHER RESOLVED, that each officer and director who may be required to sign and execute the Registration Statement or Statements or any amendment thereto or documents in connection therewith (whether for and on behalf of the Company, or as an officer or director of the Company, or otherwise), be and hereby is authorized to execute a power of attorney appointing J. Michael Talbert, Robert L. Long, Eric B. Brown and Barbara S. Koucouthakis and each of them, severally, his true and lawful attorney or attorneys to sign in his name, place and stead in any such capacity such Registration Statement or Statements and any and all amendments (including post-effective amendments) thereto and documents in connection therewith, and to file the same with the Commission, each of said attorneys to have full power and authority to do and perform, in the name and on behalf of each of said officers and directors who shall have executed such a power of attorney, every act whatsoever which such attorneys, or any of them, may deem necessary, appropriate or desirable to be done in connection therewith as fully as such officers or directors might or could do in person; and

          FURTHER RESOLVED, that Eric B. Brown be and hereby is designated to act on behalf of the Company as its agent for service for matters relating to the Registration Statement or Statement with the powers enumerated in Rule 478 of the Rules and Regulations of the Commission under the Securities Act of 1933, as amended; and

          FURTHER RESOLVED, that the officers of the Company be and each hereby is authorized and directed in the name and on behalf of the Company to take any and all action which (with the advice of counsel) they may deem necessary or advisable in order to effect the registration or qualification of part or all of such additional shares of common stock subject to the Long-Term Incentive Plan for offer and sale under the securities or Blue Sky laws of any of the states of the United States of America or any foreign jurisdiction, and in connection therewith to execute, acknowledge, verify, deliver, file and publish all such applications, reports, issuer's covenants, consents to service of process, resolutions and other documents, papers and instruments as may be required under such laws, and to take any and all further action which they may deem necessary or advisable in order to maintain any such registration or qualification for as long as they deem to be in the best interests of the Company; and

          FURTHER RESOLVED, that the officers of the Company be and each hereby is authorized and directed to make application to the New York Stock Exchange, Inc. (the "NYSE") for the listing thereon of the such 1,000,000 additional shares of the Company's common stock reserved for issuance pursuant to the Company's Long-Term Incentive Plan, together with the Share Purchase Rights related to such shares; and

          FURTHER RESOLVED, that in connection with the NYSE listing application, the officers of the Company be and each hereby is authorized to execute, in the name and on behalf of the Company and under its corporate seal or otherwise, and to delivery and file all such applications, statements, certificates, agreements, and other papers, specifically including, without limitation, indemnity agreements for the benefit of NYSE relating to the use of facsimile signatures, to pay such fees and to do any and all things, as shall be necessary to accomplish such listing, and that the officers of the Company be and each hereby is authorized to appear on behalf of the Company before the appropriate committees or bodies of the NYSE as such appearance may be required; and

          FURTHER RESOLVED, that the officers of the Company be and each hereby is authorized and empowered in the name and on behalf of the Company to take any action (including, without limitation, the payment of expenses) and to execute (by manual or facsimile signature) and deliver any and all agreements, letters, documents or other writings, and to take all such other actions, that such officer or officers may deem necessary, appropriate or desirable in order to carry out the purposes and intents of each and all of the foregoing resolutions.